ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-200212 Dated April 2, 2015

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Media release

Media release: April 2, 2015

UBS DECLARES COUPON PAYMENTS ON SEVENTEEN ETRACS EXCHANGE-TRADED NOTES

MLPI: linked to the Alerian MLP Infrastructure Index

MLPL: linked to the Alerian MLP Infrastructure Index

MLPG: linked to the Alerian Natural Gas MLP Index

MLPW: linked to the Wells Fargo Master Limited Partnership Index

BDCS: linked to the Wells Fargo Business Development Company Index

BDCL: linked to the Wells Fargo Business Development Company Index

RWXL: linked to the Dow Jones Global ex-U.S. Select Real Estate Securities Index

DVYL: linked to the Dow Jones U.S. Select Dividend Index

SDYL: linked to the S&P High Yield Dividend Aristocrats Index

MORL: linked to the Market Vectors Global Mortgage REITs Index

DVHI: linked to the NYSE Diversified High Income Index

DVHL: linked to the NYSE Diversified High Income Index

CEFL: linked to the ISE High Income Index

FMLP: linked to the Wells Fargo MLP Ex-Energy Index

LMLP: linked to the Wells Fargo MLP Ex-Energy Index

HDLV: linked to the Solactive US High Dividend Low Volatility Index

SMHD: linked to the Solactive US Small Cap High Dividend Index

New York, April 2, 2015 – UBS Investment Bank today announced coupon payments for seventeen ETRACS exchange-traded notes (the “ETNs”), all traded on the NYSE Arca. The relevant coupon information is provided in the table below:

NYSE Ticker	ETN Name	Valuation Date	Ex- Date	Record Date	Payment Date	Coupon Amount	Payment Schedule	Current Yield (annualized)
MLPI*	ETRACS Alerian MLP Infrastructure ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.4739	Quarterly	4.98%
MLPL*	ETRACS 2x Monthly Leveraged Long Alerian MLP Infrastructure ETN	3/30/15	4/9/15	4/13/15	4/21/15	$1.4051	Quarterly	11.12%
MLPG*	ETRACS Alerian Natural Gas MLP Index ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.4735	Quarterly	5.78%
MLPW*	ETRACS Wells Fargo MLP ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.3887	Quarterly	4.65%
BDCS*	ETRACS Wells Fargo Business Development Company ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.4290	Quarterly	7.27%

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BDCL*	ETRACS 2x Leveraged Long Wells Fargo Business Development Company ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.8265	Quarterly	14.84%
RWXL**	ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.2538	Monthly	5.25%
DVYL**	ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.3016	Monthly	6.80%
SDYL**	ETRACS Monthly Pay 2xLeveraged S&P Dividend ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.2427	Monthly	5.20%
MORL**	ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.8858	Monthly	19.65%
DVHI**	ETRACS Diversified High Income ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.1446	Monthly	5.33%
DVHL**	ETRACS Monthly Pay 2xLeveraged Diversified High Income ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.3157	Monthly	12.24%
CEFL**	ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.3273	Monthly	15.99%
FMLP**	ETRACS Wells Fargo® MLP Ex- Energy ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.0622	Monthly	8.27%
LMLP**	ETRACS Monthly Pay 2xLeveraged Wells Fargo MLP Ex-Energy ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.1541	Monthly	17.77%
HDLV**	ETRACS 2xLeveraged US High Dividend Low Volatility ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.2659	Monthly	10.30%
SMHD***	ETRACS Monthly Pay 2xLeveraged US Small Cap High Dividend ETN	3/30/15	4/9/15	4/13/15	4/21/15	$0.5142	Monthly	16.88%

* “Current Yield (annualized)” equals the current Coupon Amount, multiplied by four (to annualize such coupon), divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETN. You are not guaranteed any coupon or distribution amount under the ETN.

** “Current Yield (annualized)” equals the current Coupon Amount and the two immediately preceding Coupon Amounts, multiplied by four (to annualize such coupons), divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETN. You are not guaranteed any coupon or distribution amount under the ETN.

*** “Current Yield (annualized)” equals the current Coupon Amount and the immediately preceding Coupon Amount, multiplied by six (to annualize such coupons), divided by the closing price of the ETN on its current Coupon Valuation Date, or, if the closing price is not available on that date, then the previous available closing price, and rounded to two decimal places for ease of analysis. The Current Yield is not indicative of future coupon payments, if any, on the ETN. You are not guaranteed any coupon or distribution amount under the ETN.

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Note: RWXL, DVYL, SDYL, MORL, DVHL, CEFL, LMLP, HDLV, and SMHD pay a variable monthly coupon linked to 2 times the cash distributions, if any, on the respective underlying index constituents, less withholding taxes, if any. DVHI and FMLP pay a variable monthly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. Variations in the amount of monthly distributions will lead to large variations in the Current Yield as calculated above. As such, the Current Yield for each is not indicative of future coupon payments, if any, on these ETNs.

About ETRACS

For further information about ETRACS ETNs, go to www.etracs.com

—	ETRACS ETNs are exchange-traded notes, an innovative class of investment products offering access to markets and strategies that may not be readily available to investors, and offer unique diversification opportunities in a number of different sectors.
—	ETRACS ETNs may offer:

¡	Convenience of an exchange-traded security
¡	Transparent exposure to a published index

ETRACS ETNs are senior unsecured notes issued by UBS AG, are traded on NYSE Arca, and can be bought and sold through a broker or financial advisor. An investment in ETRACS ETNs is subject to a number of risks, including the risk of loss of some or all of the investor’s principal, and is subject to the creditworthiness of UBS AG. Investors are not guaranteed any coupon or distribution amount under the ETNs. We urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement, or product supplement and pricing supplement, as applicable, for the ETRACS ETN.

This material is issued by UBS AG and/or an affiliate thereof (“UBS”). Products and services mentioned in this material may not be available for residents of certain jurisdictions. Past performance is not necessarily indicative of future results. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker/dealer. Member of SIPC (http://www.sipc.org/).

ETRACS ETNs are sold only in conjunction with the relevant offering materials. UBS has filed a registration statement (including a prospectus, as supplemented by the applicable prospectus supplement, or product supplement and pricing supplement, for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the applicable prospectus supplement, or product supplement and pricing supplement, by calling toll-free (+1-877-387 2275). In the US, securities underwriting, trading and brokerage activities and M&A advisor activities are provided by UBS Securities LLC, a registered broker/dealer that is a wholly owned subsidiary of UBS AG, a member of the New York Stock Exchange and other principal exchanges, and a member of SIPC. UBS Financial Services Inc. is a registered broker/dealer and affiliate of UBS Securities LLC.

Alerian MLP Index, Alerian MLP Total Return Index, Alerian MLP Infrastructure Index, Alerian MLP Infrastructure Total Return Index, Alerian Natural Gas MLP Index, Alerian Natural Gas MLP Total Return Index, AMZ, AMZX, AMZI, and ANGI are trademarks of Alerian and their use is granted under a license from Alerian. Wells Fargo Securities, Wells Fargo Securities, LLC, Wells Fargo, Wells Fargo Business Development Company Index and Wells Fargo® Master Limited Partnership Index are trademarks of Wells Fargo & Company and have been licensed for use by UBS AG. The ETRACS Wells Fargo Business Development Company Index, ETRACS Wells Fargo MLP Index and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index are not issued, guaranteed, sponsored, or advised by Wells Fargo & Company, Wells Fargo Securities, LLC or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the ETRACS ETNs or any member of the public regarding the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market and no guarantee of performance of the ETRACS Wells Fargo Business Development Company Index, ETRACS Wells Fargo MLP Index or ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. Wells Fargo & Company does not guarantee that the Index referenced by the ETRACS ETNs has been accurately calculated and shall not have any liability for any error in the calculation. Wells Fargo’s only relationship to UBS AG is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the ETRACS Wells Fargo Business Development Company Index, ETRACS Wells Fargo MLP Index or ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. Wells Fargo has no obligation to take into consideration the ETRACS Wells Fargo Business Development Company Index, ETRACS Wells Fargo MLP Index, ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index or investors in the ETRACS ETNs when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the issuance, listing, registration, distribution, administration, trading or redemption or settlement by the issuer or otherwise of the ETRACS Wells Fargo Business Development Company Index, ETRACS Wells Fargo MLP Index or ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. WELLS FARGO DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG AND THE ETRACS WELLS FARGO BUSINESS DEVELOPMENT COMPANY INDEX, ETRACS WELLS FARGO MLP INDEX, OR ETRACS 2XLEVERAGED LONG WELLS FARGO BUSINESS

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DEVELOPMENT COMPANY INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF INDEX OR OF THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX AND THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL WELLS FARGO HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Neither the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN nor the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN are sponsored, endorsed, sold or promoted by Dow Jones, CME or their respective affiliates. Dow Jones, CME and their respective affiliates make no representation or warranty, express or implied, to the owners of the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN, the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN or any member of the public regarding the advisability of trading in the Product(s). Dow Jones’, CME’s and their respective affiliates’ only relationship to the Licensee is the licensing of certain trademarks and trade names of Dow Jones, the Dow Jones Global ex-U.S. Select Real Estate Securities Index, and the Dow Jones U.S. Select Dividend Index which are determined, composed and calculated by CME without regard to UBS AG, the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN or the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN. Dow Jones and CME have no obligation to take the needs of UBS AG or the owners of the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN or the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN into consideration in determining, composing or calculating “Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM” or the “Dow Jones U.S. Select Dividend IndexSM”. Dow Jones, CME and their respective affiliates are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN or the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN to be sold or in the determination or calculation of the equation by which the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN or the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN are to be converted into cash. Dow Jones, CME and their respective affiliates have no obligation or liability in connection with the administration, marketing or trading of the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN or the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN or the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN currently being issued by UBS AG, but which may be similar to and competitive with the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN or ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM or the Dow Jones U.S. Select Dividend IndexSM. It is possible that this trading activity will affect the value of the Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM, the Dow Jones U.S. Select Dividend IndexSM, the ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN, or the ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN. DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES GLOBAL EX-U.S. SELECT REAL ESTATE SECURITIES INDEXSM, THE DOW JONES U.S. SELECT DIVIDEND INDEXSM OR ANY DATA INCLUDED THEREIN AND DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG, OWNERS OF THE ETRACS MONTHLY PAY 2XLEVERAGED DOW JONES INTERNATIONAL REAL ESTATE ETN, THE ETRACS MONTHLY PAY 2XLEVERAGED DOW JONES SELECT DIVIDEND INDEX ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES GLOBAL EX-U.S. SELECT REAL ESTATE SECURITIES INDEX THE DOW JONES U.S. SELECT DIVIDEND INDEXSM OR ANY DATA INCLUDED THEREIN. DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES GLOBAL EX-U.S. SELECT REAL ESTATE SECURITIES INDEXSM, THE DOW JONES U.S. SELECT DIVIDEND INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, CME OR THEIR RESPECTIVE AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME AND UBS AG, OTHER THAN THE LICENSORS OF CME.

NYSE Arca, Inc. (“NYSE Arca”), which acts as calculation agent for the Wells Fargo Master Limited Partnership Ex-Energy Index (the “Index”), is not affiliated with UBS AG, Wells Fargo & Company or Wells Fargo Securities, LLC (together, “Wells Fargo”) and does not approve, endorse, review or recommend this Product; ETRACS linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index is based on the Index, and the value of such Index is derived from sources deemed reliable, but NYSE Arca and its suppliers do not guarantee the correctness or completeness of the Index, its values or other information furnished in connection with the Index. NEITHER WELLS FARGO NOR NYSE ARCA MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE INDEX, TRADING BASED ON THE INDEX, OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE TRADING OF THE ETRACS LINKED TO THE WELLS FARGO® MASTER LIMITED PARTNERSHIP EX-ENERGY INDEX, OR FOR ANY OTHER USE. ETRACS linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index is not issued, guaranteed, sponsored, endorsed, sold or promoted by Wells Fargo & Company, Wells Fargo Securities, LLC or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the Product or any member of the public regarding the advisability of investing in securities generally or in the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index particularly or the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market. Wells Fargo’s only relationship to UBS AG is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index. Wells Fargo has no obligation to take into consideration the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy or investors in the Product when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the listing, registration, distribution, administration, marketing, trading or redemption or settlement by the issuer or otherwise of the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index.

Wells Fargo Securities, Wells Fargo Securities, LLC, Wells Fargo, and Wells Fargo® Master Limited Partnership Ex-Energy Index are trademarks of Wells Fargo® & Company and have been licensed for use by UBS AG. This product is not issued, sponsored, endorsed, sold or promoted by Wells Fargo & Company or its affiliates and Wells Fargo & Company makes no representation regarding the advisability of investing in this product. Wells Fargo & Company does not guarantee that the Index referenced by the product has been accurately calculated and shall not have any liability for any error in the calculation. NYSE Arca, Inc. (“NYSE Arca”), which acts as calculation agent for the Wells Fargo Master Limited Partnership Ex-Energy Index (the “Index”), is not affiliated with UBS AG, Wells Fargo & Company or Wells Fargo Securities, LLC (together, “Wells

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Fargo”) and does not approve, endorse, review or recommend this Product. ETRACS Monthly Pay 2xLeveraged Wells Fargo® MLP Ex-Energy ETN and ETRACS Wells Fargo® MLP Ex-Energy ETN are based on the Index, and the value of such Index is derived from sources deemed reliable, but NYSE Arca and its suppliers do not guarantee the correctness or completeness of the Index, its values or other information furnished in connection with the Index. NEITHER WELLS FARGO NOR NYSE ARCA MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE INDEX, TRADING BASED ON THE INDEX, OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE TRADING OF THE ETRACS MONTHLY PAY 2xLEVERAGED WELLS FARGO® MLP EX-ENERGY ETN OR THE ETRACS WELLS FARGO® MLP EX-ENERGY ETN, OR FOR ANY OTHER USE. The ETRACS Monthly Pay 2x Leveraged Wells Fargo MLP Ex-Energy ETN and the ETRACS Wells Fargo® MLP Ex-Energy ETN are not issued, guaranteed, sponsored, or advised by Wells Fargo & Company, Wells Fargo Securities, LLC or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the ETRACS ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETRACS Monthly Pay 2X Leveraged Wells Fargo MLP Ex -Energy ETN or in the ETRACS Wells Fargo® MLP Ex-Energy ETN particularly or the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market and no guarantee of performance of the ETRACS Monthly Pay 2X Leveraged Wells Fargo MLP Ex -Energy ETN or the ETRACS Wells Fargo® MLP Ex-Energy ETN. Wells Fargo & Company does not guarantee that the Index referenced by the ETRACS ETNs has been accurately calculated and shall not have any liability for any error in the calculation. Wells Fargo’s only relationship to UBS AG is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to ETRACS Monthly Pay 2X Leveraged Wells Fargo MLP Ex -Energy ETN or ETRACS Wells Fargo® MLP Ex-Energy ETN. Wells Fargo has no obligation to take into consideration the ETRACS Monthly Pay 2X Leveraged Wells Fargo MLP Ex -Energy ETN or the ETRACS Wells Fargo® MLP Ex-Energy ETN or investors in the ETRACS ETNs when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the issuance, listing, registration, distribution, administration, trading or redemption or settlement by the issuer or otherwise of the ETRACS Monthly Pay 2X Leveraged Wells Fargo MLP Ex-Energy ETN or the ETRACS Wells Fargo® MLP Ex-Energy ETN.

WELLS FARGO DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG AND THE ETRACS MONTHLY PAY 2X LEVERAGED WELLS FARGO MLP EX-ENERGY ETN OR THE ETRACS WELLS FARGO® MLP EX-ENERGY ETN OR ANY OTHER PERSON OR ENTITY FROM THE USE OF INDEX OR OF THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX AND THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL WELLS FARGO HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”) and UBS AG have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the S&P High Yield Dividend Aristocrats® Index, in connection with securities, including the ETNs. The S&P High Yield Dividend Aristocrats® Index is owned and published by S&P. The ETNs are not sponsored, endorsed, sold or promoted by S&P or its third party licensors. Neither S&P nor its third party licensors make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P High Yield Dividend Aristocrats® Index to track general stock market performance. S&P’s and its third party licensor’s only relationship to UBS AG is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P High Yield Dividend Aristocrats® Index which is determined, composed and calculated by S&P or its third party licensors without regard to UBS AG or the ETNs. S&P and its third party licensors have no obligation to take the needs of UBS AG or the owners of the ETNs into consideration in determining, composing or calculating the S&P High Yield Dividend Aristocrats® Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the ETNs. NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P HIGH YIELD DIVIDEND ARISTOCRATS® INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P HIGH YIELD DIVIDEND ARISTOCRATS® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN (“ETN”) is not sponsored, endorsed, sold or promoted by Market Vectors Index Solutions GmbH (“Licensor”) and Licensor makes no representation or warranty, express or implied, to the owners of the ETN or any member of the public regarding the advisability of investing in securities generally or in the ETN particularly or the ability of the Market Vectors® Global Mortgage REITs Index to track the performance of the mortgage REIT market.

Market Vectors® Global Mortgage REITs Index (the “Index”) is the exclusive property of Market Vectors Index Solutions GmbH, which has contracted with Structured Solutions AG to maintain and calculate the Index. Structured Solutions AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Market Vectors Index Solutions GmbH, Structured Solutions AG has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the financial instrument. The ETN is not sponsored, promoted, sold or supported in any other manner by Structured Solutions AG nor does Structured Solutions AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index Price at any time or in any other respect. Neither publication of the Index by Structured Solutions AG nor the licensing of the Index or Index trade mark for the purpose of use in connection with the financial instrument constitutes a recommendation by Structured Solutions AG to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Structured Solutions AG with regard to any investment in this financial instrument. Structured Solutions AG is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of the financial instrument’s prospectus

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The ETN is not sponsored, endorsed, sold or promoted by Van Eck Associates Corporation (“Van Eck”). Van Eck makes no representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this Informational Material, or the advisability of investing in securities or financial instruments, or in the ETN.

VAN ECK AND ITS AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OF ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF, ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ETN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VAN ECK OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

The NYSE® Diversified High Income Index is a service mark of NYSE Euronext or its affiliates (“NYSE Euronext”) and has been licensed for use by UBS AG in connection with the ETNs. The ETNs are not sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the ETNs or the ability of the Index to track the general stock market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The financial instrument is not sponsored, promoted, sold or supported in any other manner by Solactive AG nor does Solactive AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index Price at any time or in any other respect. The Index is calculated and published by Solactive AG. Solactive AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Issuer, Solactive AG has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the financial instrument. Neither publication of the Index by Solactive AG nor the licensing of the Index or Index trade mark for the purpose of use in connection with the financial instrument constitutes a recommendation by Solactive AG to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Solactive AG with regard to any investment in this financial instrument.

“ISE High Income™”, “ISE™®” and “International Securities Exchange®” are trademarks of International Securities Exchange, LLC and have been licensed for use for certain purposes by UBS Securities LLC and its affiliates. UBS AG’s ETRACS based on the ISE High Income™ Index are not sponsored, endorsed, sold or promoted by ISE, and ISE makes no representation regarding the advisability of trading in such products.

The Securities are not sponsored, endorsed, sold or promoted by ISE. ISE makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of trading in the Securities. ISE’s only relationship to UBS is the licensing of certain trademarks and trade names of ISE and of the Index, which is determined, composed and calculated by ISE without regard to UBS or the Securities. ISE has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Index. ISE is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be listed or in the determination or calculation of the equation by which the Securities are to be converted into cash. ISE has no obligation or liability in connection with the administration, marketing or trading of the Securities.

IISE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND ISE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. ISE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. ISE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ISE HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN ISE AND UBS.

The “Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM” and the “Dow Jones U.S. Select Dividend IndexSM” are products of Dow Jones Indexes and marketing names and licensed trademarks of CME Indexes, and have been licensed for use. “Dow Jones®”, “Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM”, “Dow Jones U.S. Select Dividend IndexSM” and “Dow Jones Indexes” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and have been licensed for use for certain purposes by UBS AG. “S&P®”, “Standard & Poor’s®”, “S&P 500®”, “S&P 500® Dividend Aristocrats®” and “Dividend Aristocrats®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by UBS. The Securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Securities.

UBS specifically prohibits the redistribution or reproduction of this material in whole or in part without the prior written permission of UBS and UBS accepts no liability whatsoever for the actions of third parties in this respect.

© UBS 2015. The key symbol, UBS and ETRACS are among the registered and unregistered trademarks of UBS. Other marks may be trademarks of their respective owners. All rights reserved.

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UBS draws on its 150-year heritage to serve private, institutional and corporate clients worldwide, as well as retail clients in Switzerland. Its business strategy is centered on its pre-eminent global wealth management businesses and its leading universal bank in Switzerland, complemented by its Global Asset Management business and its Investment Bank, with a focus on capital efficiency and businesses that offer a superior structural growth and profitability outlook.

UBS is present in all major financial centers worldwide. It has offices in more than 50 countries, with about 35% of its employees working in the Americas, 36% in Switzerland, 17% in the rest of Europe, the Middle East and Africa and 12% in Asia Pacific. UBS employs about 60,000 people around the world. Its shares are listed on the SIX Swiss Exchange and the New York Stock Exchange (NYSE).

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